Exhibit 21.1

List of Subsidiaries of the Registrant
Subsidiary                                        Jurisdiction
43642 Yukon Inc.                                        Yukon Territory, Canada
Active Building, LLC                                    Washington
A.L. Wizard LLC                                        Delaware
AssetEye Inc.                                        Delaware
DepositIQ and RentersIQ Insurance Agency LLC                        Delaware
eReal Estate Integration, Inc.                                California
Kigo, Inc.                                        Delaware
Kigo Rental Systems, S.L.                                    Spain
LeaseStar LLC                                        Delaware
Level One LLC                                        Delaware
MTS Connecticut, Inc.                                    Delaware
MTS Minnesota, Inc.                                    Delaware
MTS New Jersey, Inc.                                    Delaware
Multifamily Internet Ventures, LLC                                California
MyBuilding LLC                                        Delaware
NWP Acquisition Corporation                                Delaware
NWP Installation Company                                California
On-Site Labs, Inc.                                    California
Open-C Solutions, Inc.                                    Delaware
PEX Software Limited                                    United Kingdom
PEX Software Australia Pty Ltd.                                Australia
Propertyware LLC                                    California
PropertyPhotos.com LLC                                    Delaware
RealPage Equipment Services LLC                                Delaware
RealPage Forms LLC                                    Delaware
RealPage India Holdings, Inc.                                Delaware
RealPage India Private Limited                                India
RealPage Middle East Holdings LLC                            Delaware
Real Page ME DMCC                                    Dubai
RealPage Payment Processing Services, Inc.                            Nevada
RealPage Payments Services LLC                                Texas
RealPage Payments UK Ltd.                                United Kingdom
RealPage Philippines Holdings LLC                            Delaware
RealPage (Philippines) Inc.                                Philippines
RealPage UK Ltd.                                    United Kingdom
RealPage UK Holdings Ltd.                                United Kingdom
RealPage Utility Management Inc.                                Delaware
RealPage Vendor Compliance LLC                                Delaware
Residential Agency Services Limited                            United Kingdom
RP ABC LLC                                        Delaware
RP Axiometrics LLC                                    Delaware
RP Newco V LLC                                     Delaware
RP Newco VIII LLC                                    Texas
RP Newco XIII LLC                                    Texas
RP Newco XV LLC                                    Texas
RP On-Site LLC                                        Delaware
RP Rainmaker Multifamily LLC                                Delaware
RP Storage LLC                                        Texas
Starfire Media, Inc.                                    Delaware
Windsor Compliance LLC                                    Texas